Exhibit 4.3.4

NEW SUNWARD HOLDING FINANCIAL VENTURES B.V.,

as Company,

and

CEMEX, S.A.B. de C.V.

and

CEMEX ESPAÑA, S.A.,

as Guarantors,

and

THE BANK OF NEW YORK MELLON,

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 30,

2020

TO

Indenture, dated as of February 12, 2007, among

New Sunward Holding Financial Ventures B.V., as Company, CEMEX, S.A.B. de C.V.,

CEMEX México, S.A. de C.V. and New Sunward Holding B.V., as Guarantors, and The

Bank of New York Mellon, as Trustee

U.S. $750,000,000

(C8)

Callable Perpetual Dual-Currency Notes

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of November 30, 2020 (the “Fourth Supplemental Indenture”), is by and among New Sunward Holding Financial Ventures B.V., as issuer (the “Company”), New Sunward Holding B.V., a private company with limited liability formed under the laws of the Netherlands (“New Sunward”), CEMEX, S.A.B. de C.V., a publicly traded variable stock corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (“CEMEX”), and CEMEX España, S.A. (“CEMEX España”), as guarantors, and The Bank of New York Mellon, as trustee (the “Trustee”).

WHEREAS, the Company, CEMEX, New Sunward, CEMEX México, S.A. de C.V. (“CEMEX México”) and the Trustee heretofore executed and delivered the Indenture, dated as of February 12, 2007 (the “Original Indenture”), with respect to the U.S. $750,000,000 Callable Perpetual Dual-Currency Notes (the “Securities”); and

WHEREAS, pursuant to the Original Indenture, the Company issued and the Trustee authenticated and delivered the Securities, which Securities are guaranteed by each of CEMEX and New Sunward; and

WHEREAS, pursuant to Section 901 of the Original Indenture, the Company, CEMEX, New Sunward, CEMEX México and the Trustee entered into the First Supplemental Indenture, dated as of August 10, 2009 (the “First Supplemental Indenture”), in order to secure the Securities; and

WHEREAS, the Company, CEMEX, New Sunward, CEMEX México, the Trustee, Swap 8 Capital (SPV) Limited and C8 Capital (SPV) Limited entered into the Second Supplemental Indenture, dated as of May 12, 2010 (the “Second Supplemental Indenture”), to amend the Original Indenture for such changes contained in the Second Supplemental Indenture, approved by a majority of the then outstanding aggregate principal amount of the Securities and a majority of the then outstanding aggregate principal amount (by aggregate liquidation preference) of the Debentures; and

WHEREAS, the Company, CEMEX, New Sunward and the Trustee entered into the Third Supplemental Indenture, dated as of February 24, 2020 (the “Third Supplemental Indenture”, and the Original Indenture, as so amended by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), to amend the Original Indenture for such changes contained in the Third Supplemental Indenture; and

WHEREAS, on June 8, 2020 and on August 24, 2020, CEMEX España and New Sunward, respectively, approved the terms pursuant to which CEMEX España would absorb, by merger, New Sunward, with CEMEX España surviving (the “Merger”). The corresponding merger deed was executed on the date of this Fourth Supplemental Indenture and is expected to be filed with the Commercial Registry of Madrid (Registro Mercantil de Madrid) in Madrid, Spain on December 1, 2020. The registration of said merger deed is expected to take place thereafter (most probably before the end of 2020 or soon thereafter). According to Spanish law, upon the merger deed being registered, the Merger would be deemed to be effective as of the date on which the filing of the merger deed took place (i.e., December 1, 2020). For the avoidance of doubt, the Merger is not effective as of the date hereof; and

WHEREAS, Section 801 of the Original Indenture provides that in the event that a Guarantor shall consolidate with or merge into another Person which is a Successor, such Successor shall (i) expressly assume (by an indenture supplemental to the Original Indenture and an instrument supplemental to the Guarantee executed and delivered to the Trustee, in forms satisfactory to the Trustee) the performance of every covenant of the Indenture and the Guarantee on the part of such Guarantor to be performed or observed; and (ii) expressly agree to indemnify each Holder (and each holder of a beneficial interest in a Security) against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such Holder (or holder of a beneficial interest in the Securities) solely as a consequence of such merger or consolidation with respect to payments in respect of the Securities or any purchase thereof by the Company or any Guarantor, or the Successor of any thereof; and

WHEREAS, this Fourth Supplemental Indenture has been duly authorized by all necessary corporate action on the part of CEMEX España.

NOW, THEREFORE, CEMEX España and the Trustee agree as follows for the equal and ratable benefit of each other and the Holders of the Securities:

ARTICLE I

INDEMNIFICATION OF HOLDERS

Section 1.1    Indemnification of Holders. CEMEX España hereby expressly agrees to indemnify each Holder (and each holder of a beneficial interest in a Security) against any tax, levy, assessment or governmental charge payable by withholding or deduction thereafter imposed on such Holder (or holder of a beneficial interest in the Securities) solely as a consequence of the Merger with respect to payments in respect of the Securities or any purchase thereof by the Company or any Guarantor, or the Successor of any thereof.

Section 1.2    Assumption by Successor. Immediately after giving effect to the Merger, CEMEX España hereby expressly assumes the performance of every covenant of the Indenture and the Guarantee on the part of New Sunward to be performed or observed.

Section 1.3    Trustee’s Acceptance. The Trustee hereby accepts this Fourth Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1    Effect of Fourth Supplemental Indenture. Immediately after giving effect to the Merger, provided this Fourth Supplemental Indenture has been executed and delivered by CEMEX España and the Trustee, the Indenture shall be modified in accordance herewith, and this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Immediately after giving effect to the Merger, (i) the definition of “Guarantor” contained in Section 101 of the Indenture shall be modified to read as follows: “Guarantor” means each of CEMEX and CEMEX España, and each of their respective Successors, if any, who becomes a Successor pursuant to Section 801, and (ii) all references to “Guarantor” or “Guarantors” in the Indenture and the Securities shall be modified accordingly.

Section 2.2    Indenture Remains in Full Force and Effect. Except as modified hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3    Indenture and Fourth Supplemental Indenture Construed Together. This Fourth Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Fourth Supplemental Indenture shall henceforth be read and construed together.

Section 2.4    Confirmation and Preservation of Indenture. The Indenture as supplemented by this Fourth Supplemental Indenture is in all respects confirmed and preserved.

Section 2.5    Severability. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6    Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

Section 2.7    Headings. The Article and Section headings of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fourth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.8    Benefits of Supplemental Indenture, etc. Nothing in this Fourth Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fourth Supplemental Indenture or the Securities.

Section 2.9    Successors. All agreements in this Fourth Supplemental Indenture by CEMEX España shall bind its successors. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.

Section 2.10    Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of CEMEX España and the Trustee assumes no responsibility for their correctness. The Trustee shall have no liability for the validity or sufficiency of this Fourth Supplemental Indenture.

Section 2.11    Certain Duties and Responsibilities of the Trustee. In entering into this Fourth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.12    Governing Law. This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without regard to principals of conflicts of laws.

Section 2.13    Counterpart Originals. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

[Remainder of page blank, signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental Indenture to be duly executed on the date first mentioned above.

NEW SUNWARD HOLDING
FINANCIAL VENTURES B.V.,
as Company

By:	/s/ P.A. Hernández
Name:	P.A. Hernández
Title:	Managing Director

By:	/s/ J.G. Cavazos Garza
Name:	J.G. Cavazos Garza
Title:	Managing Director

NEW SUNWARD HOLDING B.V.,
as Guarantor

By:	/s/ P.A. Hernández
Name:	P.A. Hernández
Title:	Managing Director

By:	/s/ J.G. Cavazos Garza
Name:	J.G. Cavazos Garza
Title:	Managing Director

CEMEX, S.A.B. DE C.V.,
as Guarantor

By:	/s/ Jaime A. Chapa González
Name:	Jaime A. Chapa González
Title:	Attorney-in-fact

CEMEX ESPAÑA, S.A.,
as Guarantor

By:	/s/ Iván Sánchez Ugarte
Name:	Iván Sánchez Ugarte
Title:	Attorney-in-fact

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Teresa H. Wyszomierski
Name:	Teresa H. Wyszomierski
Title:	Vice President

[Signature Page to Supplemental Indenture]